SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 10, 2010
(Date of Report; Date of Earliest Event Reported)
BORDERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)
734-477-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On March 10, 2010, the Compensation Committee of the Board of Directors of Borders Group, Inc. (the “Company”) approved an executive compensation program for fiscal 2010. The program, which was developed the with the assistance of HayGroup, the compensation consultant retained by the Committee, is intended to: (i) retain key executives; and (ii) provide management with the time to develop a business plan for the second half of fiscal 2010 with achievable EBITDA targets that will be considered by the Committee in establishing incentive compensation goals for last two quarters of fiscal 2010.
The program varies from the prior programs of the Company and consists of the following components:
•	Salaries will remain at the same level as in fiscal 2009.

•	Two 6 month bonus opportunities will be granted under the Annual Incentive Bonus Plan, the aggregate amount of which (if earned) would result in the executive receiving a bonus (the “Target Bonus”) of 110% of the difference between: (i) the total salary and bonus for a similar position at the 50th percentile based upon a comparison to HayGroup’s 2009 retail industry survey data that includes compensation data from 92 major retailers; and (ii) the salary for that position at the 50th percentile.

•	The first bonus opportunity, which was awarded at the March 10, 2010 meeting, is equal to 50% of the Target Bonus and is payable on November 1, 2010 if the executive remains employed by the Company through September 30, 2010. The second bonus opportunity also will be equal to 50% of Target Bonus but will payable on April 15, 2011 only if EBITDA targets for the final six months of fiscal 2010 are satisfied. These targets will be established by the Committee after management completes the business plan referred to above.

•	Executives will receive, later in fiscal 2010, a long-term incentive award to incentivize outstanding long-term performance and to support a long-term retention strategy.

The specific bonus opportunities awarded to named executive officers are as follows:

	Retention Bonus	Incentive Bonus
Name & Title	Opportunity	Opportunity
Michael J. Edwards	$148,092	$148,092
Interim President and Chief Executive Officer
Mark R. Bierley	$130,978	$130,978
Executive Vice President, Chief Financial Officer
Thomas D. Carney	$75,430	$75,430
Executive Vice President, General Counsel & Secretary
David Scott Laverty	$70,671	$70,671
Senior Vice President, Chief Information Officer
Shereen Solaiman	$65,277	$65,277
Senior Vice President, Human Resources
On March 16, 2010, the Compensation Committee of the Board of Directors also approved a compensation arrangement for Mark R. Bierley, the Company’s Chief Financial Officer, intended to encourage his retention. Under this arrangement, Mr. Bierley will be eligible for a cash payment of $150,000 if he remains employed by the Company through June 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc. (Registrant)
Dated: March 16, 2010	By:	/s/ MARK R. BIERLEY
Mark R. Bierley
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)